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                                                                 Exhibit (e)(1)

                             DISTRIBUTING AGREEMENT
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DISTRIBUTING AGREEMENT, dated as of July __, 2003 between SELIGMAN LASALLE REAL
ESTATE FUND SERIES, INC. a Maryland corporation (the "Fund"), and SELIGMAN ADVISORS, INC., a Delaware corporation ("Seligman Advisors").

     In consideration of the mutual agreements herein made, the parties hereto agree as follows:

1. Exclusive Distributor. The Fund hereby agrees that Seligman Advisors shall be for the period of this Agreement exclusive agent for distribution within the United States and its territories, and Seligman Advisors agrees to use its best efforts during such period to effect such distribution of shares of Capital Stock ("Shares") of the Fund; provided, however, that nothing herein shall prevent the Fund, if it so elects, from selling or otherwise distributing Shares directly to any persons other than dealers. The Fund understands that Seligman Advisors also acts as agent for distribution of the shares of capital stock or beneficial interest of other open-end investment companies which have entered into management agreements with J. & W. Seligman & Co. Incorporated (the "Manager").

2. Sales of Shares. Seligman Advisors is authorized, as agent for the Fund and not as principal, (a) to sell Shares to such dealers as Seligman Advisors may select pursuant to the terms of written sales agreements (which may also relate to sales of shares of capital stock or shares of beneficial interest of other open-end investment companies which have entered into management agreements with the Manager), substantially in the form or forms approved by the Fund, and (b) to sell Shares to other purchasers on such terms as may be provided in the then current prospectus relating to such Shares; provided, however, that no sales of Shares shall be confirmed by Seligman Advisors at any time when, according to advice received by Seligman Advisors from the Fund, the officers of the Fund have for any reason sufficient to them temporarily or permanently suspended or discontinued the sale and issuance of the Shares. Each sale of Shares shall be effected by Seligman Advisors only at the applicable price determined by the Fund in the manner prescribed in its then current prospectus relating to such Shares. Seligman Advisors shall comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Investment Company Act of 1940, as amended (the "1940 Act") by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

     The Fund agrees, as long as its Shares may legally be issued, to fill all orders confirmed by Seligman Advisors in accordance with the provisions of this Agreement.

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3.   Repurchase Agent. Seligman Advisors is authorized,  as agent for the Fund and not as principal, to accept offers for resale to the Fund and to repurchase on behalf of the Fund Shares at net asset values determined by the Fund in conformity with the then current prospectus relating to such Shares.

4. Compensation. (a) As compensation for the services of Seligman Advisors under this Agreement, the Fund shall pay to Seligman Advisors an amount equal to the sales charge, determined in conformity with the then current prospectus relating to such Shares, on all sales of Shares confirmed by Seligman Advisors hereunder and for which payment has been received by or on behalf of the Fund, less the dealers' concession allowed in respect of such sales. In addition, in accordance with the terms of the Administration, Shareholder Services and Distribution Plan (the "Plan") of each series of the Fund, the Fund may make payments from time to time to Seligman Advisors in accordance with the terms and limitations of, and for the purposes set forth in the Plan.

                   (b) In accordance with the Plan, and subject to the limit on asset-based sales charges set forth in NASD Conduct Rule 2830 (and any successor provision thereto), the Fund shall pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the 10th business day of the following calendar month, an amount equal to the Distributor's Allocable Portion (as defined below) of a fee (the "Class B Distribution Fee") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of the Class B Shares of the Fund outstanding on such day. The Fund agrees to withhold from redemption proceeds of the Class B Shares the Distributor's Allocable Portion of any contingent deferred sales charge ("CDSC") paid with respect to the Class B Shares, as provided in the applicable prospectus, and to pay an amount equal to the same over to the Distributor or, at the Distributor's direction to a third party, at the time the redemption proceeds are paid to the holder of such shares redeemed. Payment of these amounts in respect of CDSCs to the Distributor is not contingent upon the adoption or continuation of any Plan.

                   (c) For purposes of this Agreement, the term "Allocable Portion" of the Class B Distribution Fee and CDSCs payable with respect to Class B Shares shall mean the portion of such Distribution Fees and CDSC allocated to the Distributor in accordance with the Allocation Schedule attached as Schedule A to the Plan.

                   (d) The Distributor shall be considered to have completely earned the right to the payment of the amounts in clause (b) above upon the settlement date of each Class B Share taken into account in determining the Distributor's Allocable Portion of Class B Distribution Fees.

                   (e) The provisions set forth in Section 8 of the Plan (in effect on the date hereof) relating to Class B Shares, together with the related definitions and Schedule A to the Plan are hereby incorporated into this Section 4 by reference with the same force and effect as if set forth herein in their entirety.

5. Expenses. Seligman Advisors agrees promptly to pay or reimburse the Fund for all expenses (except expenses incurred by the Fund in connection with the preparation, printing and distribution of any prospectus or report or other communication to shareholders, to the extent that such expenses are incurred to effect compliance with any Federal or State law or to enable such distribution to shareholder(s)) (a) of printing and

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     distributing copies of any prospectus and of preparing, printing and distributing any other material used by Seligman Advisors in connection with offering Shares for sale, and (b) of advertising in connection with such offering. The Fund agrees to pay all expenses in connection with the registration of Shares under the Securities Act of 1933 (the "Act"), all fees and related expenses which may be incurred in connection with the qualification of Shares for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Advisors may designate, and all expenses in connection with maintaining facilities for the issue and transfer of Shares, of supplying information, prices and other data to be furnished by it hereunder, and through Seligman Data Corp., of all data processing and related services related to the share distribution activity contemplated hereby.

     The Fund agrees to execute such documents and to furnish such information as may be reasonably necessary, in the discretion of the Directors of the Fund, in connection with the qualification of Shares for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Advisors may designate. Seligman Advisors also agrees to pay all fees and related expenses connected with its own qualification as a broker or dealer under Federal or State laws and, except as otherwise specifically provided in this Agreement or agreed to by the Fund, all other expenses incurred by Seligman Advisors in connection with the sale of Shares as contemplated in this Agreement (including the expenses of qualifying the Fund as a dealer or broker under the laws of such States as may be designated by Seligman Advisors, if deemed necessary or advisable by the Fund).

     It is understood and agreed that any payments made to Seligman Advisors pursuant to the Plan may be used to defray some or all of the expenses incurred by Seligman Advisors pursuant to this Agreement.

6. Prospectus and Other Information. The Fund represents and warrants to and agrees with Seligman Advisors that:

     (a) A registration statement, including one or more prospectuses relating to the Shares, has been filed by the Fund under the Act and has become effective. Such registration statement, as now in effect and as from time to time hereafter amended, and also any other registration statement relating to the Shares which may be filed by the Fund under the Act which shall become effective, is herein referred to as the "Registration Statement", and any prospectus or prospectuses filed by the Fund as a part of the Registration Statement, as the "Prospectus".

     (b) At all times during the term of this Agreement, except when the officers of the Fund have suspended or discontinued the sale and issuance of Shares as contemplated by Section 2 hereof, the Registration Statement and Prospectus will conform in all respects to the requirements of the Act and the rules and regulations of the Securities and Exchange Commission, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, except that the foregoing does not apply to any statements or omissions in either of such documents based upon written information furnished to the Fund by Seligman Advisors specifically for use therein.

     The Fund agrees to prepare and furnish to Seligman Advisors from time to time a copy of any Prospectus relating to the sale of Shares, and authorizes Seligman Advisors to use

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     such Prospectus, in the form furnished to Seligman Advisors from time to time, in connection with the sale of Shares. The Fund also agrees to furnish Seligman Advisors from time to time, for use in connection with the sale of such Shares, such information with respect to the Fund, any series thereof and the Shares as Seligman Advisors may reasonably request.

7. Reports. Seligman Advisors will prepare and furnish to the Directors of the Fund at least quarterly a written report complying with the requirements of Rule 12b-1 under the 1940 Act setting forth all amounts expended under the Plan and the purposes for which such expenditures were made.

8. Indemnification. (a) The Fund will indemnify and hold harmless Seligman Advisors and each person, if any, who controls Seligman Advisors within the meaning of the Act against any losses, claims, damages or liabilities to which Seligman Advisors or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or any Prospectus relating to Shares or any other written sales material prepared by the Fund which is utilized by Seligman Advisors in connection with the sale of Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse Seligman Advisors and each such controlling person for any legal or other expenses reasonably incurred by Seligman Advisors or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in conformity with written information furnished to the Fund by Seligman Advisors specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect Seligman Advisors against any liability to the Fund or its security holders to which Seligman Advisors would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of the reckless disregard by Seligman Advisors of its obligations and duties under this Agreement. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

          (b) Seligman Advisors will indemnify and hold harmless the Fund, each of its Directors and officers and each person, if any, who controls the Fund within the meaning of the Act, against any losses, claims, damages or liabilities to which the Fund or any such Director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any sales material not prepared by the Fund which is utilized in connection with the sale of Shares or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement and Prospectus to the extent, but only to the extent, that such

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     untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Fund by Seligman Advisors specifically for use therein; and Seligman Advisors will reimburse any legal or other expenses reasonably incurred by the Fund or any such Director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Seligman Advisors may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

9. Effective Date. This Agreement shall become effective upon its execution by an authorized officer of the respective parties to this Agreement, but in no event prior to shareholder approval of the Plan.

10. Term of Agreement. This Agreement shall continue in effect until December 31, 2003 and through December 31 of each year thereafter if such continuance is approved in the manner required by the 1940 Act and the rules thereunder and Seligman Advisors shall not have notified the Fund in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty on 60 days' written notice to the other party by vote of a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement, with respect to the Fund's Class B Shares, has been approved in the manner required by the Act and the rules thereunder in anticipation of the Distributor's transfer of its Allocable Portion of the Class B Distribution Fee (but not its obligations under this Agreement) to one or more third parties pursuant to one or more "Purchase and Sale Agreements" in order to raise funds to cover distribution expenditures in respect of the Class B Shares, and such transfer will not cause a termination of this Agreement.

11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

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     IN WITNESS WHEREOF, the Fund and Seligman Advisors have caused this
Agreement to be executed by their duly authorized officers as of the date first above written.

                                        SELIGMAN LASALLE REAL ESTATE FUND
                                        SERIES, INC.


                                        By:
                                           -----------------------------------
                                                    Brian T. Zino
                                                     President


                                        SELIGMAN ADVISORS, INC.


                                        By:
                                           -----------------------------------
                                                  Stephen J. Hodgdon
                                                       President


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